    Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is entered into as of June 27, 2012, between Turbine Truck Engines, Inc.., a Florida corporation (the “Company”), and Elysian Shores Holdings, a Turks and Caicos Islands Exempted Company. (“Purchaser”).

RECITALS

The Company desires to sell shares of common stock of the Company to Purchaser, and Purchaser desires to purchase up to $5,000,000 US Dollars in restricted common stock of the Company, on the terms and conditions contained herein.

AGREEMENT

1. Purchase.

1.1 Purchase Agreement.  The Company will sell to Purchaser, and Purchaser will purchase from the Company, 23,076,924 shares of its Class A Common Stock (the “Shares”), at a purchase price of $0.065 per share, all on the terms and subject to the conditions of this Agreement.

1.2 Payment of Purchase Price.  Purchaser shall pay the aggregate purchase price of $ 1,500,000 for the Shares in cash by certified check or wire transfer of immediately available funds to the Company’s bank account in accordance with the wire transfer instructions transmitted by the Company to Purchaser.

1.3 Closing.  The Company shall deliver to Purchaser a stock certificate evidencing the Shares against payment of the purchase price therefor according to the terms and conditions of the Escrow and Funding Distribution Agreements. Upon closing the $1,500,000 the Company will grant the Purchaser the first right to purchase a Convertible Note for $3,600,000 US Dollars.

2. Representations and Warranties of the Purchaser.  Purchaser represents and warrants to the Company as follows:

2.1 Purchase for Own Account.  The Shares are being purchased for investment for Purchaser’s account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in or otherwise distributing the Shares or any part thereof.  Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

2.2 Accredited Investor.  Purchaser is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the “Act”).   Purchaser is not an entity formed for the specific purpose of acquiring the Shares.

2.3 Authority.  Purchaser has full power and authority to enter into this Agreement.  When executed and delivered by Purchaser, this Agreement will constitute a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4 Knowledge and Experience.  Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and is able to bear the economic risks of an investment in the Shares for an indefinite period of time.

2.5 Suitability.  The investment in the Shares is suitable for Purchaser based upon Purchaser’s investment objectives and financial needs, and Purchaser has adequate net worth and means for providing for Purchaser’s current financial needs and contingencies and has no need for liquidity of investment with respect to the Shares.  Purchaser’s overall commitment to investments that are illiquid or not readily marketable is not disproportionate to Purchaser’s net worth, and an investment in the Shares will not cause such overall commitment to become excessive.  Purchaser’s financial condition is such that it is not likely that it will be necessary to dispose of any of the Shares in the foreseeable future.

2.6 Disclosure of Information.  Purchaser acknowledges receipt and review of this Agreement, the Company’s Annual Report on Form 10-K/A for the fiscal year ended (including all other exhibits thereto), the Company’s Quarterly Reports on Form 10-Q, and the other reports filed by the Company from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.  Purchaser has been furnished with all additional information concerning the Company that Purchaser has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from the officers or other representatives of the Company concerning the terms and conditions of the offering of the Shares and the business, properties, prospects, and financial condition of the Company.

2.7 Advice.  Purchaser has obtained, to the extent Purchaser deems necessary, professional advice with respect to the risks inherent in the investment in the Shares, the condition and business of the Company, and the suitability of the investment in the Shares in light of Purchaser’s financial condition and investment needs.

2.8 Residency/Domicile. For purposes of the application of state securities laws, Purchaser represents that it is a bona fide resident of, and is domiciled in, the state set forth in Purchaser’s address on the signature page hereto.

3. Representations of the Company.  The Company represents and warrants to Purchaser as follows:

3.1 Organization.  The Company is a corporation duly incorporated and validly existing under the laws of the State of Nevada, and has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Shares, and to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

3.2 Authority.  All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance, sale and delivery of the Shares being sold hereunder has been taken.  This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3 Valid Issuance.  The Shares being purchased by the Purchaser hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws.   The Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Purchaser.

4. Restrictions of Transferability of Securities; Compliance with Securities Act

4.1 Restricted Securities.  Purchaser understands and acknowledges that the sale of the Shares has not been registered under the Act or applicable state securities laws, are characterized under the Act as “restricted securities,” and therefore must be held indefinitely unless subsequently registered under the Act and applicable state securities laws or unless an exemption from such registration requirements is available, and that the Company is under no obligation to register the Shares. Purchaser is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

4.2 Legends.  Each certificate representing the Shares, and any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization merger, consolidation or similar event, shall be imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED FOR VALUE UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT, OR OTHERWISE SATISFIES ITSELF, THAT REGISTRATION IS NOT REQUIRED.”

5. Miscellaneous.

5.1 Survival of Warranties.  The warranties, representations and covenants of the Company and Purchaser contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Purchaser or the Company.

5.2 Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto.  .

5.3 Entire Agreement.  This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

5.4 Amendment.  The terms or conditions of this Agreement may be amended, modified, supplemented or waived, in whole or in part, only by written agreement of both parties to this Agreement.

5.5 Governing Law; Venue and Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the Turks and Caicos Islands, Provo, and BWI. The parties consent to the exclusive jurisdiction of, and venue in TCI, Provo, BWI, with respect to any disputes arising out of or related to this Agreement

5.6 Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.7 Further Action.  The parties agree to execute such further instruments and to take such further actions as may reasonably be necessary to carry out the intent of this Agreement.

5.8 Counterparts.  This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

The Company:

Turbine Truck Engines Inc.

	By:	/s/ Michael Rouse
Name: Michael Rouse
Title: Chairman

Address:

Turbine Truck Engines Inc.
46600 Deep Woods Road
Paisley, FL 32767

Purchaser:
	By:	Elysian Shores Holdings.
Name: Mark E. Theriot
Managing Director

Address:

228 Leeward Highway, Providenciales
Turks and Caicos Islands
British West Indies

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